EXHIBIT 23.2

                CONSENT OF ERNST & YOUNG LLP INDEPENDENT AUDITORS

   We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Management Stock Option Plan of Today's Man, Inc. of our report dated March 18, 1998 with respect to the consolidated financial statements of Today's Man, Inc. included in its Annual Report (Form 10-K) for the year ended January 31, 1998, filed with the Securities and Exchange Commission.

                                    /s/ Ernst & Young LLP
                                    ----------------------------------------

Philadelphia, Pennsylvania
June 5, 1998